[PricewaterhouseCoopers LLP Letterhead]



                                                      2400 Eleven Penn Center
                                                      Philadelphia Pa 19103-2962
                                                      Telephone (215) 963-8000
                                                      Facsimile (215) 963-8700


August 26, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by ICC Technologies, Inc. included in Item 4 of Form 8-K filed on August 20, 1998. We agree with the statements concerning our Firm, PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which became PricewaterhouseCoopers LLP ("PwC") on July 1, 1998), in such Form 8-K except as follows:

             o We have no basis to agree or disagree with the first two sentences of Item 4.

             o The report of PwC dated March 19, 1997 also contained an explanatory paragraph indicating that there was a substantial doubt about the registrant's ability to continue as a going concern.

             o The sentence is paragraph 4 of the Item 304 disclosure should have an additional ending phrase, "which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years".


Very truly yours,

/s/ PricewaterhouseCoopers LLP
----------------------------------
PricewaterhouseCoopers LLP